DRYDEN CALIFORNIA MUNICIPAL FUND
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102


       			April 27, 2007


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


	Re:	Dryden California Municipal Fund
		File No. 811-4024


Ladies and Gentlemen:

		Please find enclosed the Semi-Annual Report on Form N-SAR for the Fund for the six-month period ended February 28, 2007. This Form was filed electronically using the EDGAR System.

								Very truly yours,



                                                    /s/ Jonathan D. Shain
			Jonathan D. Shain
			Assistant Secretary

Enclosures



       This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of April 2007.


DRYDEN CALIFORNIA MUNICIPAL FUND



Witness  /s/ Floyd L. Hoelscher	By:  /s/ Jonathan D. Shain
	Floyd L. Hoelscher		Jonathan D. Shain
			Assistant Secretary